UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2025

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On December 22, 2025, Kirti Ganorkar gave notice of his resignation from the Board of Directors (the “Board”) of Krystal Biotech, Inc. (the “Company”). Mr. Ganorkar’s decision to resign was due to time constraints arising from increased responsibilities following his recent promotion to Managing Director at Sun Pharma and not the result of any disagreement with the Board or management on any matter related to the Company’s operations, policies, or practices. Mr. Ganorkar will continue to serve as a director of the Company through December 31, 2025.
    Mr. Ganorkar has served on the Board since the Company went public in September 2017, and the Board thanks him for his years of service and valuable contributions to the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer